                                                                    EXHIBIT 10.2

--------------------------------------------------------------------------------


                           RECEIVABLES SALE AGREEMENT


                          DATED AS OF OCTOBER 13, 2000


                                      AMONG


              LAFARGE CORPORATION AND CERTAIN OF ITS SUBSIDIARIES,
                                 AS ORIGINATORS,


                                       AND


                          SIERRA BAY RECEIVABLES, INC.,
                                    AS BUYER


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I AMOUNTS AND TERMS OF THE PURCHASE.......................................................................2

Section 1.1       Initial Contribution of Receivables.............................................................2
                  -----------------------------------

Section 1.2       Purchase of Receivables.........................................................................3
                  -----------------------

Section 1.3       Payment for the Purchases.......................................................................4
                  -------------------------

Section 1.4       Purchase Price Credit Adjustments...............................................................6
                  ---------------------------------

Section 1.5       Payments and Computations, Etc..................................................................6
                  -------------------------------

Section 1.6       License of Software.............................................................................7
                  -------------------

Section 1.7       Characterization................................................................................7
                  ----------------


ARTICLE II REPRESENTATIONS AND WARRANTIES.........................................................................8

Section 2.1       Representations and Warranties of Originators...................................................8
                  ---------------------------------------------
   (a)      Existence and Power...................................................................................8
            -------------------
   (b)      Power and Authority; Due Authorization, Execution and Delivery........................................9
            --------------------------------------------------------------
   (c)      No Conflict...........................................................................................9
            -----------
   (d)      Governmental Authorization............................................................................9
            --------------------------
   (e)      Actions, Suits........................................................................................9
            --------------
   (f)      Binding Effect........................................................................................9
            --------------
   (g)      Accuracy of Information..............................................................................10
            -----------------------
   (h)      Use of Proceeds......................................................................................10
            ---------------
   (i)      Good Title...........................................................................................10
            ----------
   (j)      Perfection...........................................................................................10
            ----------
   (k)      Places of Business and Locations of Records..........................................................10
            -------------------------------------------
   (l)      Collections..........................................................................................11
            -----------
   (m)      Material Adverse Effect..............................................................................11
            -----------------------
   (n)      Names................................................................................................11
            -----
   (o)      Ownership of Buyer...................................................................................11
            ------------------
   (p)      Not a Holding Company or an Investment Company.......................................................11
            ----------------------------------------------
   (q)      Compliance with Law..................................................................................11
            -------------------
   (r)      Compliance with Credit and Collection Policy.........................................................11
            --------------------------------------------
   (s)      Payments to such Originator..........................................................................12
            ---------------------------
   (t)      Enforceability of Contracts..........................................................................12
            ---------------------------
   (u)      Eligible Receivables.................................................................................12
            --------------------
   (v)      Accounting...........................................................................................12
            ----------

ARTICLE III CONDITIONS OF PURCHASE...............................................................................12

Section 3.1       Conditions Precedent to Purchase...............................................................12
                  --------------------------------

Section 3.2       Conditions Precedent to Subsequent Payments....................................................12
                  -------------------------------------------


ARTICLE IV COVENANTS.............................................................................................13

Section 4.1       Affirmative Covenants of Originators...........................................................13
                  ------------------------------------
   (a)      Financial Reporting..................................................................................13
            -------------------
      (i)      Annual Reporting..................................................................................13
               ----------------
      (ii)     Quarterly Reporting...............................................................................13
               -------------------
      (iii)    Compliance Certificate............................................................................14
               ----------------------
      (iv)     S.E.C. Filings....................................................................................14
               --------------
      (v)      Change in Credit and Collection Policy............................................................14
               --------------------------------------
      (vi)     Other Information.................................................................................14
               -----------------
   (b)      Notices..............................................................................................14
            -------
      (i)      Termination Events or Unmatured Termination Events................................................14
               --------------------------------------------------
      (ii)     Judgment and Proceedings..........................................................................14
               ------------------------
      (iii)    Material Adverse Effect...........................................................................15
               -----------------------
   (c)      Compliance with Laws and Preservation of Existence...................................................15
            --------------------------------------------------
   (d)      Audits...............................................................................................15
            ------
   (e)      Keeping and Marking of Records and Books.............................................................15
            ----------------------------------------
   (f)      Compliance with Contracts and Credit and Collection Policy...........................................16
            ----------------------------------------------------------
   (g)      Ownership............................................................................................16
            ---------
   (h)      Purchasers' Reliance.................................................................................16
            --------------------
   (i)      Collections..........................................................................................17
            -----------
   (j)      Taxes................................................................................................17
            -----

Section 4.2       Negative Covenants of Originators..............................................................17
                  ---------------------------------
   (a)      Name Change, Offices and Records.....................................................................17
            --------------------------------
   (b)      Change in Payment Instructions to Obligors...........................................................18
            ------------------------------------------
   (c)      Modifications to Contracts and Credit and Collection Policy..........................................18
            -----------------------------------------------------------
   (d)      Sales, Liens.........................................................................................18
            ------------
   (e)      Accounting for Purchase..............................................................................18
            -----------------------


ARTICLE V TERMINATION EVENTS.....................................................................................19

Section 5.1       Termination Events.............................................................................19
                  ------------------

Section 5.2       Remedies.......................................................................................20
                  --------


ARTICLE VI INDEMNIFICATION.......................................................................................21

Section 6.1       Indemnities by Originators.....................................................................21
                  --------------------------

Section 6.2       Other Costs and Expenses.......................................................................22
                  ------------------------

Section 6.3       Taxes..........................................................................................23
                  -----

ARTICLE VII MISCELLANEOUS........................................................................................23

Section 7.1       Waivers and Amendments.........................................................................23
                  ----------------------

Section 7.2       Notices........................................................................................23
                  -------

Section 7.3       Protection of Ownership Interests of Buyer.....................................................24
                  ------------------------------------------

Section 7.4       Confidentiality................................................................................24
                  ---------------

Section 7.5       Bankruptcy Petition............................................................................25
                  -------------------

Section 7.6       Limitation of Liability........................................................................25
                  -----------------------

Section 7.7       CHOICE OF LAW..................................................................................26
                  -------------

Section 7.8       CONSENT TO JURISDICTION........................................................................26
                  -----------------------

Section 7.9       WAIVER OF JURY TRIAL...........................................................................26
                  --------------------

Section 7.10      Integration; Binding Effect; Survival of Terms.................................................26
                  ----------------------------------------------

Section 7.11      Counterparts; Severability; Section References.................................................27
                  ----------------------------------------------

                             EXHIBITS AND SCHEDULES
                             ----------------------
Exhibit I             -             Definitions

Exhibit II            -             Principal Place of Business; Location(s) of Records; Federal Employer
                                    Identification Number; Other Names

Exhibit III           -             Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV            -             Form of Compliance Certificate

Exhibit V             -             Form of Subordinated Note

Exhibit VI                          Form of Purchase Report

Schedule A                          List of Documents to Be Delivered to Buyer Prior to the Purchases

                           RECEIVABLES SALE AGREEMENT

              THIS RECEIVABLES SALE AGREEMENT, dated as of October 13, 2000, is by and among Lafarge Corporation, a Maryland corporation ("PARENT"), Botsford Ready-Mix Inc., a Missouri corporation, Cement Transport, Ltd., a North Dakota corporation, Friday Harbor Sand & Gravel Company, a Washington corporation, Jackson County Ready-Mix Inc., a Missouri corporation, Lafarge Florida Inc., a Florida corporation, Lafarge Dakota Inc., a North Dakota corporation, Lafarge K.C.K. Inc., a Missouri corporation, Mineral Solutions Inc., a Delaware corporation, Mobile Premix Concrete, Inc., a Colorado corporation, Presque Isle Corporation, a Delaware corporation, Raytown Ready-Mixed Concrete Holdings, Inc., a Missouri corporation, Redland Frontier Inc., a New York corporation, Redland Genstar, Inc., a Delaware corporation, Redland Quarries NY Inc., a Delaware corporation, Lafarge Midwest, Inc., a Delaware corporation ("MIDWEST"; and together with other Subsidiaries of Parent designated under Section 1.1(b), the "SPECIFIED ORIGINATORS"), Tews Company, a Delaware corporation, Western-Mobile Boulder, Inc., a Delaware corporation, Western Mobile, Inc., a Delaware corporation, Western-Mobile New Mexico, Inc., a New Mexico corporation, Western Mobile Northern, Inc., a Delaware corporation, Western Mobile Southern, Inc., a Colorado corporation, and Western Mobile Santa Fe, Inc., a New Mexico corporation (each of the foregoing, including Parent and Midwest, together with their respective successors, an "ORIGINATOR" and collectively, the "ORIGINATORS"), and Sierra Bay Receivables, Inc., a Nevada corporation ("BUYER"). UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I HERETO (OR, IF NOT DEFINED IN EXHIBIT I HERETO, THE MEANING ASSIGNED TO SUCH TERM IN
EXHIBIT I TO THE PURCHASE AGREEMENT).

                             PRELIMINARY STATEMENTS

              Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each Specified Originator wishes to sell and assign to Parent, and Parent wishes to purchase from each Specified Originator, all of such Specified Originator's right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto. Each of the Other Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Other Originator, all of such Other Originator's right, title and interest in and to its Receivables (including, in the case of Parent, the Receivables acquired by Parent from the Specified Originators), together with the Related Security and Collections with respect thereto.

              Each of the parties hereto intend the transactions contemplated hereby to be (a) true sales to Parent by each Specified Originator of the Receivables Originated By such Specified Originator, providing Parent with the full benefits of ownership of such Receivables, and neither such Specified Originator nor Parent intends these transactions to be, or for any purpose to be characterized as, loans from Parent to such Specified Originator, and (b) true sales to Buyer by each Other Originator of the Receivables Originated By it, providing Buyer with the full benefits of ownership of such Receivables, and none of the Other Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to such Other Originator.

              Following the purchase of Receivables from each Other Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of October 13, 2000 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "PURCHASE AGREEMENT") among Buyer, Parent, as initial Servicer, Blue Ridge Asset Funding Corporation ("BLUE RIDGE"), and Wachovia Bank, N.A. or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent (in such capacity, the "AGENT").

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

       Section 1.1 Initial Contribution of Receivables; Specified Originator.(a) On the date hereof, Parent does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Parent, Receivables Originated By Parent and existing as of the close of business on the Business Day immediately prior to the date hereof (the "INITIAL CUTOFF DATE") having an aggregate Outstanding Balance of $8,000,000 (the "INITIAL CONTRIBUTED RECEIVABLES"), together with all Related Security relating thereto and all Collections thereof.

              (b) For purposes hereof, certain Originators may be designated by Parent as "Specified Originators." Each Specified Originator will convey Receivables Originated By it to Parent, rather than conveying such Receivables directly to Buyer. Parent, in turn, will convey such Receivables to Buyer as provided herein. Midwest will be the initial Specified Originator. Parent may designate additional Originators (other than Parent) as Specified Originators upon not less than 10 days' prior written notice to Buyer and the Agent, provided that (before giving effect to such designation) such Originator shall have (i) assumed in writing the obligations of a Specified Originator hereunder, in a form satisfactory to Buyer and the Agent, and (ii) executed and filed all financing statements, instruments and other documents reasonably necessary to perfect the interests of Parent (and of Buyer and the Agent, as assignees of Parent) in the Receivables Originated By such Originator and the associated Related Security (except for Excluded Items) and Collections.

       Section 1.2   Purchase of Receivables.

              (a) Effective on the date hereof, in consideration for the Purchase Price paid to each Originator and upon the terms and subject to the conditions set forth herein:

              (i) Each Specified Originator does hereby sell, assign, transfer, set-over and otherwise convey to Parent, without recourse (except to the extent expressly provided herein), and Parent does hereby purchase from such Specified Originator, all of such Specified Originator's right, title and interest in and to all Receivables Originated By such Specified Originator and existing as of the close of business on the Initial Cutoff Date and all Receivables thereafter Originated By such Specified Originator through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof; and

              (ii) each Other Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Other Originator, all of such Other Originator's right, title and interest in and to all Receivables (other than Initial Contributed Receivables) Originated By such Other Originator and existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter Originated By such Other Originator through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof.

In accordance with the preceding sentence, on the date hereof, (A) Parent shall acquire all of each Specified Originator's right, title and interest in and to all of such Specified Originator's Receivables existing as of the Initial Cutoff Date and all of such Specified Originator's Receivables thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof, and (B) Buyer shall acquire all of each Other Originator's right, title and interest in and to all Receivables existing as of the Initial Cutoff Date and all Receivables thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Parent shall be obligated to pay the Purchase Price for the Receivables purchased by it from each Specified Originator hereunder in immediately available funds in accordance with Section 1.3, and Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from each Other Originator in immediately available funds or with the proceeds of a Subordinated Loan in accordance with Section 1.3.

              (b) On each Reporting Date, each Originator shall (or shall require the Servicer to) deliver to the applicable Transferee (and the Agent, as its assignee) a report in substantially the form of Exhibit VI hereto (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold by such Originator during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, the applicable Transferee may request that the applicable Originator deliver, and such Originator shall deliver, such information or documents as the applicable Transferee may reasonably request.

              (c) It is the intention of the parties hereto that each contribution of Receivables made by Parent and each Purchase of Receivables from an Originator by any Transferee shall constitute a sale or other absolute transfer and assignment, which sale or other transfer or assignment is absolute and irrevocable and provides the applicable Transferee with the full benefits of ownership of the Receivables Originated By such Originator. Except for the Purchase Price Credits owed to such Originator pursuant to Section 1.4, the sale of Receivables hereunder by each Originator is made without recourse to such Originator; PROVIDED, HOWEVER, that (i) such Originator shall be liable to the applicable Transferee and each of its assigns for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by the applicable Transferee or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables Originated By it hereunder with a legend acceptable to the applicable Transferee(s) and to the Agent (as the ultimate assignee), evidencing that Buyer has, directly or indirectly, purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold, directly or indirectly, to Buyer. Upon the request of the applicable Transferee or the Agent (as the ultimate assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the applicable Transferee's ownership interest in the Receivables Originated By such Originator and the Related Security (other than Excluded Items) that is subject to Article 9 of the UCC and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

       Section 1.3   Payment for the Purchases.

              (a) The Purchase Price for the Purchase from each Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by the applicable Transferee to such Originator on the date hereof, and shall be paid to such Originator in the following manner:

                  (i)       by delivery of immediately available funds; and

                  (ii) solely in the case of Purchase Price payments owing from Buyer to one of the Other Originators, the balance, by delivery of the proceeds of a subordinated revolving loan from such Other Originator to Buyer (a "SUBORDINATED LOAN") in an amount equal to the remaining unpaid portion of such Purchase Price. Each of the Other Originators is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, PROVIDED THAT the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by the applicable Transferee to the applicable Originator or its designee on the date each such Receivable came into existence (except that the applicable Transferee may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to such Transferee hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

              (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, the applicable Transferee shall pay the applicable Originator the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:

                   FIRST, by delivery to the applicable Originator or its designee of immediately available funds;

                   SECOND, solely in the case of Purchase Price payments owing from Buyer to one of the Other Originators, by delivery to the applicable Other Originator or its designee of the proceeds of a Subordinated Loan in an amount equal to the remaining unpaid portion of such Purchase Price; and

                   THIRD, solely in the case of Receivables Originated By Parent and at Parent's election, unless the Termination Date has occurred, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Each Other Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans owing to each Other Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

              (c) From and after the Termination Date, no Originator shall be obligated to (but may, at its option) sell Receivables to any Transferee.

              (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by the applicable

Transferee to the applicable Originator on the date such Receivable came into existence, settlement of the Purchase Price between the applicable Transferee and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables Originated By such Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to
Section 1.3 and any contribution of capital by Parent to Buyer made pursuant to
Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

       Section 1.4   Purchase Price Credit Adjustments.  If on any day:

              (a) the Outstanding Balance of a Receivable purchased, directly or indirectly, from any Originator is:

                  (i) reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by such Originator (other than as a result of such Receivable becoming a Defaulted Receivable or to reflect cash Collections on account of such Receivable),

                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

              (b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, the applicable Transferee shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable to the applicable Originator hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables Originated By the applicable Originator on any day, such Originator shall pay the remaining amount of such Purchase Price Credit in cash (i) if the Termination Date has not occurred, not later than the next Settlement Date, and
(ii) if the Termination Date has occurred, immediately, PROVIDED THAT if the Termination Date has not occurred, each Other Originator shall be allowed to deduct the remaining amount of any Purchase Price Credit owing by it from any indebtedness owed to it under its Subordinated Note.

       Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by any Transferee hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

       Section 1.6   License of Software.

              (a) To the extent that any software used by any Originator to account for the Receivables Originated By it is non-transferable, such Originator hereby grants to each of the applicable Transferees, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of any applicable Transferee (or its assigns), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Aggregate Unpaids (as defined in the Purchase Agreement), and (ii) the date each of this Agreement and the Purchase Agreement terminates in accordance with its terms.

              (b) Each Originator (i) shall take such action requested by any applicable Transferee and/or the Agent (as the ultimate assignee), from time to time hereafter, that may be necessary or appropriate to ensure that the applicable Transferee and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that the applicable Transferee(s), the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

       Section 1.7 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by an Originator of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables by each Originator hereunder shall constitute a true sale thereof:

              (a) Each Specified Originator hereby grants to Parent a valid and continuing security interest in all of such Specified Originator's right, title and interest in, to and under all Receivables of such Specified Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased by Parent from such Specified Originator together with all other obligations of such Specified Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto; and

              (b) each Other Originator hereby grants to Buyer a valid and continuing security interest in all of such Other Originator's right, title and interest in, to and under all Receivables of such Other Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from such Other Originator together with all other obligations of such Other Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto.

Each applicable Transferee and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

       Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to each applicable Transferee of its Receivables on the date hereof, on the date of the Purchase from such Originator hereunder and on each date that any Receivable is Originated By such Originator on or after the date of such Purchase, that:

              (a) Existence and Power. Such Originator is a corporation duly organized under the laws of the state set forth after its name in the preamble to this Agreement (the "APPLICABLE STATE"), and no other state or jurisdiction, and as to which such Applicable State must maintain a public record showing the corporation to have been organized. Such Originator is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that nothing herein shall be deemed to preclude an Originator from merging with and into another Originator so long as the representations and warranties contained

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in this Agreement remain true and correct with respect to the survivor of such merger after giving effect thereto.

              (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of the Purchase made from it hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

              (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

              (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

              (e) Actions, Suits. Except as disclosed in the SEC Filings or on Schedule 2.1(e), there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, Parent and its Subsidiaries have no material contingent obligations not provided for or disclosed in the SEC Filings or on Schedule 2.1(e).

              (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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              (g)    Accuracy of Information. All information heretofore
furnished by such Originator or any of its Affiliates to any applicable Transferee (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to such applicable Transferee (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

              (h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator.

              (i) Good Title. Immediately prior to the Purchase from such Originator hereunder and upon the creation of each Receivable Originated By such Originator after the Initial Cut-Off Date, such Originator (i) is the legal and beneficial owner of such Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each such Receivable, its Collections and the Related Security except for Excluded Items.

              (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to the applicable Transferee (and each applicable Transferee shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable Originated By such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each such Receivable (except for Excluded Items), in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect each applicable Transferee's ownership interest in such Receivables, the Related Security (except for Excluded Items) and the Collections. Originator's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

              (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by

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

Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

              (l)    Collections. The conditions and requirements set forth in
Section 4.1(j) with respect to such Originator have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on
Exhibit III. Such Originator has not granted any Person, other than the applicable Transferees (and their respective assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

              (m) Material Adverse Effect. Since June 30, 2000, no event has occurred that would have a Material Adverse Effect.

              (n) Names. The name in which such Originator has executed this Agreement is identical to the name of such Originator as indicated on the public record of its state of organization which shows such Originator to have been organized. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

              (o) Ownership of Buyer. Parent owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

              (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

              (q) Compliance with Law. Such Originator has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

              (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable Originated By such Originator and the related Contract, and has not made any change

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to such Credit and Collection Policy, except such material change as to which
Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

              (s) Payments to such Originator. With respect to each Receivable Originated By such Originator and sold to any applicable Transferee hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable Originated By such Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

              (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legally valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (u) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by any applicable Transferee hereunder.

              (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                                  ARTICLE III
                             CONDITIONS OF PURCHASE

       Section 3.1 Conditions Precedent to Purchase. The Purchases under this Agreement are subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (c) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

       Section 3.2 Conditions Precedent to Subsequent Payments. Each applicable Transferee's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; (b) Buyer (or its assigns) shall have received such other documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

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              (i)           the representations and warranties set forth in
       Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

              (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to the applicable Transferee and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in the applicable Transferee, whether or not the conditions precedent to such applicable Transferee's obligation to pay for such Receivable were in fact satisfied. The failure of such Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of the applicable Transferee to rescind the related purchase and direct such Originator to pay to the applicable Transferee an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

                                   ARTICLE IV
                                    COVENANTS

       Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

              (a) Financial Reporting. Parent will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer and to the Agent (as Buyer's assignee) for distribution to the
Purchasers:

                  (i) Annual Reporting. Within 100 days after the close of each of its fiscal years, an unqualified audit report (with all amounts stated in Dollars) certified by Arthur Andersen LLP or any other independent certified public accountants of recognized international standing, prepared in accordance with U.S. GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of Parent's annual report on Form 10-K for such fiscal year so long as such annual report continues to include such information).

                  (ii) Quarterly Reporting. Within 50 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning

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of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of Parent's previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of Parent's quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report continues to include such information), all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with U.S. GAAP and consistency by a Financial Officer of Parent.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Financial Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all tender offer documents and reports on Form 8-K (or any successor form thereto) which Parent or any of its Subsidiaries files with the Securities and Exchange Commission..

                  (v) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed material change or material amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables in any material respect, requesting Buyer's (and the Agent's, as Buyer's assignee) consent thereto.

                  (vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables Originated By such Originator or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

              (b) Notices. As soon as practicable and in any event within 5 Business Days after learning of any of the following, such Originator will notify Buyer (or its assigns) in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of such Originator.

                  (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $10,000,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing,

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and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

              (c) Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that nothing herein shall be deemed to preclude an Originator from merging with and into another Originator so long as each of the representations and warranties contained in this Agreement remains true and correct with respect to the survivor of such merger after giving effect thereto.

              (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables sold by it as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event (under and as defined in the Purchase Agreement) has occurred and is continuing: (A) the Originators, collectively, shall only be responsible for the reasonable costs and expenses of one (1) Review in any one calendar year, and
(B) the Agent (as Buyer's assignee) will not request more than four (4) Reviews in any one calendar year.

              (e)    Keeping and Marking of Records and Books.

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                  (i)       Such Originator will maintain and implement
       administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the security interest of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns) from and after the occurrence of a Termination Event: (x) mark each invoice evidencing any Receivable Originated By such Originator with a legend describing the each applicable Transferee's ownership thereof and further describing the Receivable Interests of the Agent (on behalf of the Purchasers) and (y) at any time after Parent (or one of its Affiliates) is no longer acting as Servicer, deliver to Buyer (or its assigns) all Contracts relating to such Receivables.

              (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables Originated By it hereunder, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

              (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in its applicable Transferee: (A) legal and equitable title to the Receivables Originated By such Originator and the Collections and (B) all of such Originator's right, title and interest in the Related Security associated with the Receivables described in the preceding clause (A) (except for Excluded Items), in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of the applicable Transferee (and its assigns) (INCLUDING, WITHOUT LIMITATION, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the applicable Transferee's interest in such Receivables, Related Security (except for Excluded Items) and Collections and such other action to perfect, protect or more fully evidence the interest of the applicable Transferee as the applicable Transferee (or its assigns) may reasonably request).

              (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any

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

Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps within such Originator's control to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will not take any action that would cause Buyer to violate the "separateness covenants" set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

              (i) Collections. Such Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (2) each Lock-Box to be subject at all times to a Collection Account Agreement that is in full force and effect, and (3) all Significant Collection Accounts to be subject at all times from and after November 17, 2000 to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account (which, if it is a Significant Collection Account, is subject to a Collection Account Agreement at all times after November 17, 2000) within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of all Significant Collection Accounts and each Lock-Box to Buyer and, will not grant the right to take dominion and control of any Lock-Box or any Significant Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

              (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all Taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books. Such Originator will pay when due any Taxes payable in connection with the Receivables Originated By such Originator.

       Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

              (a) Name Change, Offices and Records. Such Originator will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9

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of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security (except for Excluded Items) and Collections or any office where Records are kept unless, in each of the foregoing cases, it shall have: (i) given Buyer (and the Agent as Buyer's assignee) at least ten (10) Business Days' prior written notice thereof and (ii) delivered to the Agent (as Buyer's assignee) all financing statements, instruments and other documents reasonably requested by Buyer (or the Agent, as Buyer's assignee) in connection with such change or relocation.

              (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

              (c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables Originated By it or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

              (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

              (e) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any financial statements in any manner other than the sale (or other outright conveyance) by such Originator to the applicable Transferee of the Receivables Originated By such Originator and the associated Related Security except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

       Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

              (a) Any Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure shall continue for three
(3) consecutive Business Days.

              (b) Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and PROVIDED FURTHER, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.

              (c)    Any Originator shall breach any covenant contained in
Section 4.1(b)(i) which is not cured within five (5) days, or any Originator shall breach any covenant contained in Section 4.2(c) or 4.2(e), which is not cured within thirty (30) days, or any Originator shall breach any covenant contained in Section 4.2(a), (b) or (d).

              (d) Any Originator shall breach, fail to perform or observe any covenant contained in any Section of this Agreement (which is not covered by another subsection, paragraph or clause of this Section 5.1) or of any other Transaction Document to which it is a party which is not remedied within thirty
(30) days after written notice from Buyer (or the Agent, as Buyer's assignee).

              (e) (i) At any time while the Parent Credit Agreement remains in effect, the occurrence of any Event of Default under and as defined therein which is not waived by the requisite lenders thereunder, or (ii) at any time after termination of the Credit Agreement, failure of Parent or any of its Subsidiaries to pay any Material Debt when due; or the default by Parent or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or Material Debt of Parent or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof; or there shall occur under any Derivative Contract an Early Termination Date (as defined in such Derivative Contract resulting from (1) any event of default under such Derivative Contract as to which Parent or any Subsidiary is the Defaulting Party (as defined in such Derivative Contract) or
(2) any Termination Event (as defined in such Derivative Contract) as to which Parent or any Subsidiary is an Affected Party (as defined in such Derivative Contract), and, in either event, the Derivative

Termination Value owed by Parent or such Subsidiary as a result thereof is greater than $10,000,000.

              (f) (i) Any Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).

              (g)    A Change of Control shall occur.

              (h) Parent or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

              (i) Buyer shall borrow a Subordinated Loan that will render its Net Worth less than the Required Capital Amount.

              (j) The Subordinated Note shall be assigned, pledged or otherwise transferred except in compliance with Section 9 thereof, or any pledgee of the Subordinated Note shall attempt to realize on or otherwise exercise remedies with respect to its pledge thereof.

       Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to such Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to each applicable Transferee. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the applicable Transferee and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

       Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of any of the following:

                  (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

                  (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                  (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which such Originator is a party;

                  (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, such Originator's use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables Originated By such Originator or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) any failure to vest and maintain vested in each applicable Transferee, or to transfer to any applicable Transferee, legal and equitable title to, and ownership of, the Receivables Originated By such Originator and the associated Collections, and all of such Originator's right, title and interest in the Related Security associated with such Receivables (other than Excluded Items), in each case, free and clear of any Adverse Claim;

                  (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable Originated By such Originator, the Related Security (other than Excluded Items) and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase from such Originator hereunder or at any subsequent time;

                  (xi) any attempt by any Person to void the Purchase from such Originator hereunder under statutory provisions or common law or equitable action; and

                  (xii) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by such Originator to be an Eligible Receivable at the time acquired by Buyer;

EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables Originated By such Originator that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and (c) Excluded Taxes. Nothing in this
Section 6.1 shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement.

       Section 6.2 Other Costs and Expenses. The Originators, jointly and severally, agree to pay to Buyer, on demand, all reasonable out-of-pocket costs and expenses in connection with (a) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder, (b) the preparation, execution and delivery of any amendment hereto or waiver hereof requested by any Originator, and (b) any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder.

       Section 6.3 Taxes. All payments by any Originator to or for the account of Buyer (or any of its assigns) hereunder or under any other Transaction Document to which such Originator is a party shall be made free and clear of and without deduction for any and all Taxes. If any Originator shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any applicable Transferee (or any of its assigns), (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.3), such Transferee (or such assign, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Originator shall make such deductions, (c) such Originator shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Originator shall furnish to the applicable Transferee (and to the Agent, as the ultimate assignee) the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                                  ARTICLE VII
                                  MISCELLANEOUS

       Section 7.1   Waivers and Amendments.

              (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

              (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.

       Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule B hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this
Section 7.2.

       Section 7.3   Protection of Ownership Interests of Buyer.

              (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer and its assigns therein, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the earlier to occur of a Termination Event or an Amortization Event:
Buyer (or its assigns) may, at such Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

              (b) If any Originator fails to perform any of its obligations hereunder:

                  (i) Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2;

                  (ii) each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (A) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables Originated By such Originator and the associated Related Security (except for Excluded Items) and Collections and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables.

The appointment under the foregoing clause (ii) is coupled with an interest and is irrevocable.

       Section 7.4   Confidentiality.

              (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants, attorneys and other advisors and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 7.4(a) shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by any Originator.

              (b) Each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Liquidity Banks or Blue Ridge by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

       Section 7.5   Bankruptcy Petition.

              (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

              (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

       Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Originator, Buyer, Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

       Section 7.8 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

       Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

       Section 7.10  Integration; Binding Effect; Survival of Terms.

              (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

              (b) This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

       Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                            <signature pages follow>

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                    LAFARGE CORPORATION


                                    By:    /s/ Kevin Grant
                                           ---------------
                                    Name:  Kevin Grant
                                    Title: Authorized Signatory


                                    BOTSFORD READY-MIX INC.,
                                    CEMENT TRANSPORT, LTD.,
                                    FRIDAY HARBOR SAND & GRAVEL COMPANY,
                                    JACKSON COUNTY READY-MIX INC.,
                                    LAFARGE FLORIDA INC.,
                                    LAFARGE DAKOTA INC.,
                                    LAFARGE K.C.K. INC.,
                                    LAFARGE MIDWEST, INC.,
                                    MINERAL SOLUTIONS INC.,
                                    MOBILE PREMIX CONCRETE, INC.,
                                    PRESQUE ISLE CORPORATION,
                                    RAYTOWN READY-MIXED CONCRETE HOLDINGS, INC.,
                                    REDLAND FRONTIER INC.,
                                    REDLAND GENSTAR, INC.,
                                    REDLAND QUARRIES NY INC.,
                                    TEWS COMPANY,
                                    WESTERN-MOBILE BOULDER, INC.,
                                    WESTERN MOBILE, INC.,
                                    WESTERN-MOBILE NEW MEXICO, INC.,
                                    WESTERN-MOBILE NORTHERN, INC.,
                                    WESTERN MOBILE SOUTHERN, INC., AND
                                    WESTERN MOBILE SANTA FE, INC.


                                    By:    /s/ Kevin Grant
                                           ---------------
                                    Name:  Kevin Grant
                                    Title: Authorized Signatory

                                    SIERRA BAY RECEIVABLES, INC.


                                    By:    /s/ Kevin Grant
                                           ---------------
                                    Name:  Kevin Grant
                                    Title: Authorized Signatory

                                    EXHIBIT I

                                   Definitions

              This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). IF A CAPITALIZED TERM IS USED IN THE AGREEMENT, OR ANY EXHIBIT OR SCHEDULE THERETO, AND IS NOT OTHERWISE DEFINED THEREIN OR IN THIS EXHIBIT I, SUCH TERM SHALL HAVE THE MEANING ASSIGNED THERETO IN EXHIBIT I TO THE PURCHASE AGREEMENT (HEREINAFTER DEFINED).

              "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Parent or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a corporation, partnership, or limited liability company which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

              "ADVERSE CLAIM" means a Lien.

              "AGENT" has the meaning set forth in the Preliminary Statements to the Agreement.

              "AGREEMENT" means the Receivables Sale Agreement, dated as of October 13, 2000, among Originators and Buyer, as the same may be amended, restated or otherwise modified.

              "AUTHORIZED OFFICER" means any of the Treasurer or any Assistant Treasurer of any Originator, acting singly.

              "BLUE RIDGE" has the meaning set forth in the Preliminary Statements to the Agreement.

              "BUYER" has the meaning set forth in the preamble to the Agreement.

              "CALCULATION PERIOD" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation.

              "CAPITALIZED LEASE" means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with U.S. GAAP.

              "CHANGE OF CONTROL" means (a) Lafarge S.A. shall cease to own directly or indirectly at least 50% of the outstanding shares of voting stock of Parent on a fully diluted basis, or (b) the acquisition by any Person (other than Lafarge S.A., Parent or one or more of its wholly-owned Subsidiaries), or two or more Persons (other than Parent) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the outstanding shares of voting stock of any other Originator (other than Parent).

              "CONSOLIDATED SUBSIDIARY" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of Parent in its consolidated financial statements if such statements were prepared as of such date in accordance with U.S. GAAP.

              "CREDIT AND COLLECTION POLICY" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and delivered to Buyer and the Agent prior to the date of this Agreement, as modified from time to time in accordance with the Agreement.

              "DEBT" means, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any asset of such Person to the extent of the fair market value of such asset, whether or not such Debt is assumed by such Person,
(viii) all Synthetic Lease Liabilities of such Person, and (ix) all Debt of others guaranteed by such Person to the extent such Debt represents a liability of such Person; provided that liabilities resulting from the recognition of other post-retirement benefits required by Financial Accounting Standard No. 106 shall not constitute "DEBT."

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

              "DEFAULT FEE" means a per annum rate of interest equal to the sum of (i) the Prime Rate, PLUS (ii) 2% per annum.

              "DERIVATIVE CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

              "DERIVATIVE TERMINATION VALUE" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined by Parent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include any Purchaser).

              "DISCOUNT FACTOR" means a percentage calculated to provide the applicable Transferee with a reasonable return on its investment in the Receivables Originated By each Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the applicable Transferee of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Originator and its applicable Transferee may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and such Transferee agree to make such change. As of the date hereof, the Discount Factor in respect of all Receivables is 1.0625 %.

              "DOLLARS," "DOLLARS" and "$" shall mean lawful money of the United States of America.

              "EXCLUDED ITEMS" means interest of an Originator (or Buyer, as its assignee) in Related Security which, by operation of law or enforceable contractual restrictions, either (i) cannot be transferred by an Originator to any applicable Transferee or (ii) cannot be subjected to an Adverse Claim which can be perfected by filing a UCC financing statement in the state where such Originator maintains its chief executive office or is organized.

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

              "EXCLUDED TAXES" means, in the case of Buyer (or any Indemnified Party), taxes imposed on its overall net income, and franchise taxes based on net income imposed on it, by (i) the jurisdiction under the laws of which Buyer (or such Indemnified Party) is incorporated or organized or (ii) the jurisdiction in which Buyer's (or such Indemnified Party's) principal executive office is located.

              "FINANCIAL OFFICER" means the Chief Financial Officer, the Treasurer or the Assistant Treasurer of Parent.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

              "INDEMNIFIED PARTY" has the meaning set forth in Section 6.1.

              "INITIAL CONTRIBUTED RECEIVABLES" has the meaning set forth in
Section 1.1.

              "INITIAL CUTOFF DATE" has the meaning set forth in Section 1.1.

              "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

              "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) on the business, property, condition (financial or otherwise) or results of operations or prospects of Parent and its Subsidiaries taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document,
(iv) any Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

              "MATERIAL DEBT" means Debt of Parent and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000.

              "MIDWEST" has the meaning set forth in the preamble to the Agreement.

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

              "MOODY'S" means Moody's Investors Service, Inc.

              "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, OVER (b) the sum of (i) the Aggregate Invested Amount outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

              "ORGANIZATIONAL DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

              "ORIGINAL BALANCE" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

              "ORIGINATED BY" means, (a) with respect to each Originator other than Parent, originated by such Originator, and (b) with respect to Parent, (i) originated by Parent or (ii) originated by a Specified Originator and acquired by Parent.

              "ORIGINATOR" has the meaning set forth in the preamble to the Agreement.

              "OTHER ORIGINATOR" means each Originator other than a Specified Originator.

              "PURCHASE" means the purchase by an applicable Transferee from an Originator pursuant to Section 1.2 of the Agreement of the Receivables Originated By such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

              "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

              "PURCHASE PRICE" means, with respect to the Purchase by each applicable Transferee from each Originator, the aggregate price to be paid by such Transferee to such Originator for such Purchase in accordance with Section
1.3 of the Agreement for the Receivables Originated By such Originator and the associated Collections and Related Security being sold to such Transferee, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, MULTIPLIED BY (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

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

              "PURCHASE PRICE CREDIT" has the meaning set forth in Section 1.4 of the Agreement.

              "PURCHASE REPORT" has the meaning set forth in Section 1.2(b) of the Agreement.

              "RECEIVABLE" means all indebtedness and other obligations owed to an Originator at the times it arises, and before giving effect to any transfer or conveyance under the Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; PROVIDED, HOWEVER, in no event shall the term Receivable include any indebtedness or obligation described above which is now or hereafter owing to the Gypsum Division of Parent and which is recorded on the J.D. Edwards version
7.33 software system which is maintained by the Gypsum Division of Parent separate from the systems of Parent's other operating divisions. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

              "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v)       all Records related to such Receivable,

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

                  (vi) all of the applicable Originator's right, title and interest in each Lock-Box and each Collection Account, and

                  (vii)     all proceeds of any of the foregoing.

              "REPORTING DATE" means the 21st day of each month hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter).

              "REQUIRED CAPITAL AMOUNT" means, as of any date of determination, an amount equal to the product of (a) 1.5 times the product of the Default Ratio times the Loss Horizon Ratio and (b) the Outstanding Balance of all Receivables as of such date, each as determined from the most recent Monthly Report received from the Servicer.

              "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

              "SEC FILINGS" means Parent's annual and quarterly reports on Forms 10-K and 10-Q as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 1999 and the fiscal quarters ended March 31, 2000 and June 30, 2000, respectively.

              "SETTLEMENT DATE" means, with respect to each Calculation Period, the second Business Day after each Reporting Date.

              "SIGNIFICANT COLLECTION ACCOUNT" means, on any date of determination, any Collection Account in which the average monthly deposits during the six months then most recently ended have exceeded $1.5 million. Determination of which Collection Accounts are Significant Collection Accounts shall be made on or prior to the date of this Agreement and on each 90th day thereafter, it being understood that once a Collection Account is determined to be a Significant Collection Account, it shall remain a Significant Collection Account regardless of whether it continues to meet the average deposit test in the preceding sentence.

              "SPECIFIED ORIGINATOR" has the meaning set forth in Section 1.1(b) of the Agreement.

              "SUBORDINATED LOAN" has the meaning set forth in Section 1.3(a) of the Agreement.

              "SUBORDINATED NOTE" means a promissory note in substantially the form of Exhibit V hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

              "SUBSTANTIAL PORTION" means, with respect to the property of Parent and its Subsidiaries, property which represents more than 20% of the consolidated assets of Parent and its Subsidiaries as would be shown in the consolidated financial statements of Parent and its

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

Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

              "SYNTHETIC LEASE LIABILITIES" of a Person means any liability under any tax retention operating lease or so-called "synthetic" lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (other than leases which do not have an attributable interest component that are not Capitalized Leases).

              "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority, but excluding Excluded Taxes.

              "TERMINATION DATE" means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f), (iii) the Business Day specified in a written notice from Buyer to the Originators following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer's receipt of written notice from any Originator that it wishes to terminate the facility evidenced by this Agreement.

              "TERMINATION EVENT" has the meaning set forth in Section 5.1 of the Agreement.

              "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.

              "TRANSFEREE" means (a) with respect to Receivables Originated By a Specified Originator, Parent, and (b) with respect to all Receivables sold or contributed by any Other Originator, Buyer.

              "UNMATURED TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

              "U.S. GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the date hereof applied consistently with the audited financial statements of Parent and its Consolidated Subsidiaries for the year ended December 31, 1999.

              ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH U.S. GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

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